Exhibit 99.1

Y-mAbs Secures Commercial Radiolabeling Capacity

New York, NY, July 1, 2019 (GLOBE NEWSWIRE) — Y-mAbs Therapeutics, Inc. (the “Company” or “Y-mAbs”) (Nasdaq: YMAB) a late-stage clinical biopharmaceutical company focused on the development and commercialization of novel, antibody-based therapeutic products for the treatment of cancer, today announced that the Company has entered a development, manufacturing and supply agreement with SpectronRx in South Bend, Indiana, to secure access to clinical and commercial scale radiolabeling capacity for omburtamab. Under the terms of the agreement, SpectronRx has agreed to establish a manufacturing unit designated for Y-mAbs within its existing facilities, at which both clinical and commercial supply of radiolabelled omburtamab can be produced.

Omburtamab is in a pivotal Phase II trial for the treatment of CNS/LM from neuroblastoma, a Phase I trial for the treatment of Diffuse Intrinsic Pontine Glioma (“DIPG”), and a Phase I for the treatment of Desmoplastic Small Round Cell Tumours (“DSRCT”). The Company expects to file a biologics license application (“BLA”) for omburtamab for the treatment of CNS/LM from neuroblastoma during 2019.

“The agreement with SpectronRx is designed to secure clinical and commercial scale radiolabeling capacity for omburtamab, and to allow us to supply the US market upon potential FDA approval of omburtamab. The facility will also serve as back-up for the Company’s overseas activities,” stated Thomas Gad, Founder, Chairman, President and Head of Business Development and Strategy.

Dr. Claus Moller, Chief Executive Officer continued, “We see great potential in radiopharmaceuticals, and we are excited to begin our collaboration with SpectronRx. We believe SpectronRx has the necessary expertise within radiolabeling of monoclonal antibodies to be a great partner supporting our launch strategy for omburtamab.”

About Y-mAbs

Y-mAbs is a late-stage clinical biopharmaceutical company focused on the development and commercialization of novel, antibody-based therapeutic products for the treatment of cancer. The Company has a broad and advanced product pipeline, including two pivotal-stage product candidates—naxitamab and omburtamab—which target tumors that express GD2 and B7-H3, respectively.

Forward-Looking Statements

Statements in this press release about future expectations, plans and prospects, as well as any other statements regarding matters that are not historical facts, may constitute “forward-looking statements” within the meaning of The Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements about our business model and development and commercialization plans; current and future clinical and pre-clinical studies and our research and development programs; regulatory, marketing and reimbursement approvals; rate and degree of market acceptance and clinical utility as well as pricing and reimbursement levels; retaining and hiring key employees; our commercialization, marketing and manufacturing capabilities and strategy; our intellectual property position and strategy; additional product candidates and technologies; collaborations or strategic partnerships and the potential benefits thereof; expectations related to the use of our cash and cash equivalents, and the need for, timing and amount of any future financing transaction; our financial performance, including our estimates regarding revenues, expenses, capital expenditure requirements; developments relating to our competitors and our industry; and other statements that are not historical facts. Words such as ‘‘anticipate,’’ ‘‘believe,’’ “contemplate,” ‘‘continue,’’ ‘‘could,’’ ‘‘estimate,’’ ‘‘expect,’’ ‘‘intend,’’ ‘‘may,’’ ‘‘might,’’ ‘‘plan,’’ ‘‘potential,’’ ‘‘predict,’’ ‘‘project,’’ ‘‘should,’’ ‘‘target,’’ “will”, ‘‘would’’ and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Our product candidates and related technologies are novel approaches to cancer treatment that present significant challenges. Actual results may differ materially from those indicated by such forward-looking statements as a result of various factors, including but not limited to: risks associated with our financial condition and need for additional capital; risks associated with our development work; cost and success of our product development activities and clinical trials; the risks of delay or failure to receive approval of our drug candidates; the risks related to commercializing any approved pharmaceutical product including the rate and degree of market acceptance of our product candidates; development of our sales and marketing capabilities and risks associated with failure to obtain sufficient reimbursement for our products; the risks related to our dependence on third parties including for conduct of clinical testing and product manufacture; our inability to enter into partnerships; the risks related to government regulation; risks related to market approval, risks associated with protection of our intellectual property rights; risks related to employee matters and managing growth; risks related to our common stock and other risks and uncertainties affecting the Company including those described in the “Risk Factors” section included in our Form 10-K and in our other SEC filings. Any forward-looking statements contained in this press release speak only as of the date hereof, and the Company undertakes no obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise.

Y-mAbs® is a registered trademark of Y-mAbs Therapeutics, Inc. All rights reserved.

Contact:

Y-mAbs Therapeutics, Inc.
230 Park Avenue, Suite 3350
New York, NY 10169
USA

+1 646 885 8505

E-mail: info@ymabs.com